Exhibit 99.1

Contact:

Kenneth Smith

Chief Financial Officer

716.826.6500 ext. 3217

kwsmith@gibraltar1.com

Gibraltar Industries Announces Closing of Offering of 6.250% Senior Subordinated Notes due 2021

Buffalo, New York, January 31, 2013, - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building and industrial markets, today announced the closing of the previously announced offering of $210 million aggregate principal amount of 6.250% senior notes due 2021 (the “Notes”). The Notes are guaranteed on an unsecured senior basis by certain of Gibraltar’s existing and future subsidiaries. The Notes were sold to investors at 100.0% of their aggregate principal amount.

The Company is using the net proceeds from the offering of the Notes, along with cash on hand, to repurchase, redeem and/or satisfy and discharge all of its outstanding 8% senior notes due 2015.

The Notes and related guarantees have been offered and sold only to qualified institutional buyers in the United States in reliance on the exemption from registration set forth in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S of the Securities Act.

The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption form, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor has there been any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Gibraltar

Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and nonresidential repair and remodeling, as well as construction of industrial facilities and public infrastructure. The Company generates more than 80% of its sales from products that hold leading positions in their markets, and serves customers across the U.S. and throughout the world. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0228, Ph 716.826.6500, Fx 716.826.1589, gibraltar1.com

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements regarding the intended use of the net proceeds from sales of the Notes, and are generally identified with words such as “believe,” “could,” “expect,” “intend,” “may,” “plan,” “will” and similar expressions. Such statements reflect management’s current expectations and judgment as of the date of this press release. Risks, uncertainties and assumptions that could affect Gibraltar’s forward-looking statements include, among other things, the completion of the tender offer and the receipt of consents sufficient to approve the proposed amendments to the indenture governing the Notes. In addition, please refer to the risk factors contained in Gibraltar’s SEC filings available at www.sec.gov, including Gibraltar’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Gibraltar undertakes no obligation to update or revise any forward-looking statements for any reason.

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